SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 1, 2011

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite F, 23rd Floor, Building B, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 1, 2011, we issued a press release announcing that we are entering into the retail market for branded pork products by taking over the exclusive use right of fresh pork retail counters in 32 supermarkets located in greater Wuhan such as Wal-Mart, Zon100 and RT-Mart.  The exclusive right is as a result of an Agreement being entered into with An Puluo Food Corporation, Ltd.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Information

On March 29, 2011, we entered into a Cooperation Agreement with An Puluo Food Corporation, Ltd. with respect to the exclusive use right of 32 fresh pork retail counters currently being operated by An Puluo as well as any new distribution channels opened by An Puluo in the future.  Certain details of the relationship between the parties remain to be agreed upon and are the subject of ongoing negotiations.  Nevertheless, pursuant to the rights granted in the Agreement, we are moving forward with the arrangements necessary to begin distributing pork products bearing the Tianli –An Puluo™ trademark.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement of March 29, 2011, between Tianli Agritech, Inc. and An Puluo Food Corporation, Ltd.
99.1	Press Release: Tianli Agritech Begins Selling Its Branded Pork products in 32 Supermarkets

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/s/ Hanying Li
Hanying Li
Chief Executive Officer

Dated: April 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Cooperation Agreement of March 29, 2011, between Tianli Agritech, Inc. and An Puluo Food Corporation, Ltd.
99.1	Press Release: Tianli Agritech Begins Selling Its Branded Pork Products in 32 Supermarkets